Exhibit 4.9

ZIMBABWE MINING LEASE TITLE Pruned by Piinlflow (l'iwate) Luwted

MINING AFFAIRS BOARD
HARARE

Date of Issue 24 MAY 2019

ZIMBABWE

MINING LEASE TITLE

Registered No. 40

THIS IS TO CERTIFY THAT, under and subject to the provisions of Part VIII of the Mines and Minerals Act [*Chapter 21:05*], a Mining Lease has this day been issued in the name of—
BLANKET MINE (1983) (PRIVATE) LTD

Particulars whereof are as stated hereunder:

Mining District MATABELELAND SOUTH

Principal mineral to be mined GOLD

Other minerals to be mined SILVER, COPPER AND ARSENIC

Area of lease in hectares 2 120.000 hectares

(Stated in words TWO THOUSAND ONE HUNDRED AND TWENTY) hectares

Special Conditions
NIL

Description of Area AN AREA SITUATED ON BLANKET, VUBACHIKWE, SHEET, REMAINDER OF WENLOCK BLOCK AND STATELAND

Registered Mining Locations incorporated
AS PER ATTACHED SCHEDULE

Registered Mining Locations (Precious Metal) for which Extra Lateral Rights preserved:
N/A

Approved by Mining Affairs Board
Secretary

Signed [signature]
Chairman Mining Affairs Board

Additions to Mining Lease Area

Date of addition..

Additional area, in hectares..

Description of additional area ....

....

....

Registered Mining Locations included in additional area ....

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Registered Mining Locations (P.M.) in additional area for which Extra Lateral Rights are preserved ....

....

Signed ....
Chairman, Mining Affairs Board

Date of addition..

Additional area, in hectares..

Description of additional area ....

....

....

Registered Mining Locations included in additional area ....

....

Registered Mining Locations (P.M.) in additional area for which Extra Lateral Rights are preserved ....

....

Signed ....
Chairman, Mining Affairs Board

Date of addition..

Additional area, in hectares..

Description of additional area ....

....

....

Registered Mining Locations included in additional area ....

....

Registered Mining Locations (P.M.) in additional area for which Extra Lateral Rights are preserved ....

....

Signed ....
Chairman, Mining Affairs Board

Date of addition..

Additional area, in hectares..

Description of additional area ....

....

....

Registered Mining Locations included in additional area ....

....

Registered Mining Locations (P.M.) in additional area for which Extra Lateral Rights are preserved ....

....

Signed ....
Chairman, Mining Affairs Board

Abandonments of Area of Mining Lease

Area abandoned, in hectares ....

Description of area abandoned..

....

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Registered Mining Locations (P.M.) situated in area abandoned for which Extra Lateral Rights were preserved..

....

Date of abandonment posted by Mining Commissioner..

Signed ....
Chairman, Mining Affairs Board

Area abandoned, in hectares ....

Description of area abandoned..

....

....

Registered Mining Locations (P.M.) situated in area abandoned for which Extra Lateral Rights were preserved..

....

Date of abandonment posted by Mining Commissioner..

Signed ....
Chairman, Mining Affairs Board

Area abandoned, in hectares ....

Description of area abandoned..

....

....

Registered Mining Locations (P.M.) situated in area abandoned for which Extra Lateral Rights were preserved..

....

Date of abandonment posted by Mining Commissioner..

Signed ....
Chairman, Mining Affairs Board

Area abandoned, in hectares ....

Description of area abandoned..

....

....

Registered Mining Locations (P.M.) situated in area abandoned for which Extra Lateral Rights were preserved ....

....

Date of abandonment posted by Mining Commissioner..

Signed ....
Chairman, Mining Affairs Board

Date of Approval by Board Date of Registration of Transfer by Mining Commissioner Transferee Signature of Mining Commis s ion e r Optionffribute No. Date of Registration Period Remarks Hypotheeation No. Holder Signatu r e of secretary for Mines SCHEDULE "C" OPTIONS/REGISTERED TRIBUTES HYPOTHECATIONS MISCELLANEOUS REMARKS

.. - General Notice 1073 of 2018. MINES AND MINERALS ACT [CHAPTER 21:05] Applicatiou for Miuiug Lease : Blanket Mine Matabeleland South Mining District IT is hereby notified, in te 1 ms of section 138 (a) of the Mines and Minera l s Act [Chapter 21 : 05 ], that Blanket Mine (1983) (Piivate) Limited has applied for a mining lease, Map Reference 2028 DD 1 of scale 1 : 50 000 , published by the Smveyor - General, for an area described in the Schedule below . Toe area to which the application relates is more clear l y shown on a plan lodged with the Mining Commissioner, Matabeleland South D i stiict, and by the beacons erected on the ground . Toe principal minerals to be mined are gold . silver . copper and arsenic . Any person wishing to object to the issue of the mining lease should do so . in 1 N 1 iting, stating reasons for objection to the Mining Commissioner, Ministry of Mines and Mining Development Head Office (P . O . Box 7709 , Causeway), Harare, within a pe 1 iod of 30 days from the dateof publication of this notice . in the Gazette . O.M.MOYO. 21 - 12 - 2018 Acting Mining Commissioner. SCHEDULE DESCRIPTION OF AREA An area of approxiniately 2 , 120 . 000 hectares in extent . situated in the Bulawayo Mining Distiict, bounded by a line commencing ata point(g 1 idrefereucePG 959964 )which is situatedatadistance ofapproximately 3 . 041 kilometreson a bemingof 350 ƒ 32 'from a Tiig . beacon 1053 /S (grid reference PG 964934 ) ; thence ona tiue bea . iing of approximately 69 ƒ 46 ' for an approximate distance of 2 . 025 kilometres to appoint (gdd reference PG 97897 l) ; thence on a tnte bearing of approximately 153 ƒ 56 'for an approximate distanceof 5 . l 00 kilometres to int(gridreferenceQG 000926 ) ; thence on a ti·ue bearing of approximately 133 " 00 ' for an

Zimbabwean Government Gazette, 21st December, 2018 1705

approximate distance of 1.550 kilometres to appoint (grid reference QG012916); thence on a bearing of approximately 223°00′ for an approximate distance of 0.800 kilometres to appoint (grid reference QG006910); thence on a bearing of approximately 313°20′ for an approximate distance of 0.340 kilometres to appoint (grid reference QG004912); thence on a true bearing of approximately 322°00′ for an approximately 259°40′ for an approximate distance of 0.360 kilometres to a point (grid reference QG002915); thence on a bearing of approximately 259°40′ for an approximate distance of 0.200 kilometres to appoint (grid reference QG000915); thence on a true bearing of approximately 166°10′ for an approximate distance of 0.430 kilometres to appoint (grid reference QG001910); thence on a true bearing of approximately 262°40′ for an approximate distance of 0.140 kilometres to appoint (grid reference QG000910); thence on a true bearing of approximately 233°00′ for an approximate distance of 0.150 kilometres to appoint (grid reference PG998909); thence on a true bearing of approximately 335°10′ for an approximate distance of 0.180 kilometres to appoint (grid reference PG998911); thence on a true bearing approximately 218°00′ for an approximate distance of 0.200 kilometres to appoint (grid reference PG997909); thence on a true bearing of approximately 336°00′ for an approximate distance of 0.400 kilometres to appoint (grid reference PG995913); thence on a true bearing of approximately 258°00′ for an approximate distance of 0.300 kilometres to a point (grid reference PG992912); thence on a true bearing of approximately 198°20′ for an approximate distance of 0.560 kilometres to appoint (grid reference PG990907); thence on a true bearing of approximately 242°30′ for an approximate distance of 0.580 kilometres to a point (grid reference PG988904); thence on a true bearing of approximately 334°20′ for an approximate distance of 1.160 kilometres to appoint (grid reference PG980914); thence on a true bearing of approximately 302°00′ for an approximate distance of 0.560 kilometres to a point (grid reference PG976918); thence on a true bearing of approximately 255°00′ for an approximate distance of 0.950 kilometres to appoint (grid reference PG967915); thence on a true bearing of approximately 278°30′ for an approximate distance of 0.800 kilometres to appoint (grid reference PG959916); thence on a true bearing of approximately 00°00′ for an approximate distance of 4.800 kilometres to the starting point.

The area to which the application relates is more clearly shown on a plan lodged with the Mining Commissioner, Bulawayo. The area described in relation to the Mining Commissioner's topo map 2028DD1.

Registered claim name	Registered number
Lima 1	35753
Lima 2	35754
Lima 3	35755
Lima 4	35756
Lima 5	35757
Lima 6	35758
Lima 7	35759
Lima 8	35760
Lima 9	35761
Lima 10	35762
Lima 11	35763
Lima 12	35764
Lima 13	35765
Lima 14	35766
Lima 15	35767
Lima 16	35768
Lima 17	36066
Lima 18	36067
Lima 19	36068
Lima 20	36069
Lima 21	36070
Lima 22	36071
Lima 23	36072
Lima 24	36073
Lima 25	36074

Registered claim name	Registered number
Lima 26	36075
Lima 27	36076
Lima 28	36077
Lima 29	36078
Lima 30	36079
Lima 31	36080
Lima 32	36081
Lima 33	36082
Lima 34	36083
Lima 35	36084
Lima 36	36085
Lima 37	36086
Lima 38	36087
Lima 39	36088
Lima 40	36089
Lima 41	36090
Lima 42	36091
Lima 43	36092
Lima 44	36093
Lima 45	36094
Lima 46	36095
Lima 47	36096
Lima 48	36097
Lima 49	36098
Lima 50	36099
Lima 51	36100
Lima 52	36101
Lima 53	36102
Lima 54	36103
Lima 55	36104
Lima 56	36105
Lima 57	36106
Lima 58	36107
Lima 59	36108
Lima 60	36109
Lima 61	36110
Lima 62	36111
Lima 63	36112
Lima 64	36113
Lima 65	36114
Lima 66	36115
Lima 67	36116
Lima 68	36117
Lima 'H'	1092 B.M.
Lima 'I'	34052
Lima 'J'	34053
Lima 'K'	34054
Lima 'L'	34055
Lima 'M'	34056
Lima 'N'	34057
Lima 'O'	34058
Lima 'P'	34059
Lima 'Q'	34060
Lima 'R'	34061
Lima 'S'	34062
Lima 'T'	34063
Lima 'U'	34064
Lima 'V'	43065
Lima 'W'	34066
Lima 'X'	34067

Registered claim name Registered number Sheet 2 GA341 Sheet 35628 Sheet l 35629 Sheet 2 35630 Sheet 3 35631 Sheet 3 9629B.M. Sheet4 35632 Sheet 5 35633 Smiler 32939 Sheet 11 35639 Sheet 34747 Sheet A 34744 SheetB 34751 Sheet North A ' 34748 Sheet North B 34749 Sheet North C 34750 Sheet North D 34856 Oqueil 11 35939 Oqueil 12 35940 Oqueil 13 .. - . 35941 Oqueil 14 35942 Oqueil 15 35943 Oqueil 16 35944 Oqueil 17 355945 Oqueil 18 35946 Oqueil 19 5947 Oque il 20 35948 Oqueil 21 35949 O queil 22 35950 Oqueil 23 35951 Oqueil 24 35952 Oqueil 25 35953 Oqueil 26 35954 Oqueil 27 35955 Oqueil 28 35956 Oqueil 29 35957 Oqueil 30 35958 Oqueil 31 35959 Oqueil.32 35960 Oqueil 33 35961 Oqueil 34 35962 Oqueil 35 35963 Feudal South GA446 Feudal West 10358B.M. FeudalDBF 21065 Feudal 19918 Feudal 2 10051 B.M. Feudal 3 31190 DT 21775 SabiwaDB GA281 Sabiwa 2 GA513 Sabiwa 3 9628B.M. Sabiwa4 10049 B.M . SabiwaEast 10050B.M. Sabiwa 12 10896B.M. Sabiwa 13 10922B.M. Sabiwa 14 10923B.M. SabiwaN 25610 Sabiwa S 1978 Jethro 19923 Registered cl a im n ame Reg i stered number Harvard 5576 B . M. Blanket 3958 Blanket 5030 Blanket 1817 Blanket 9 31202 Blanket 'A' GA247 Blanket 'B ' GA248 Blanket ·D' GA249 Blanket F · GA512 Blanket T GA547 Blanket 'K' 6874B.M. Blanket L' 9627B.M. SITES Housing 573 com und 574 compound 575 Cemetiy 577 Magazine 578 Slimes dam 613 Housing 645 Dump 646 Housing 701 ZIMBABWEAN GovERN IENT GAZETTE, 21ST DECEMBER, 2018 r r General Notice 1074 of 2018 . NATIONAL HANDLING SERVICES lnvitation to Tender 1:ENDERS must beenclosed insealed envelopes and endorsed on die outside wit • advert tender number, closing dote and tender description. Tenders must be drop in the tender box located at the reception aroa : National Handling Services He . id Of (NHS) . First Floor, DomesticTemtlnal . RG Mugabe International Airport . Tenders must be dropped in the tender box located at rec eption area: Nati o nal Handling Services Head Office (NH First Floor, Domestic Tenninal , RG Mugabe International Airp Tender number NHS CB . 12 / 18 . Repair, servicing and commissioning of the m coldroom . Site visit meeting : 11 th January, 2019 , at 10 hrs . Tend . er closing date : 23 rd Januruy, 2019 , at 1000 hrs Tender documents ru - e obtainable from National Handli Services H ead Office (NHS), First Floor, Domestic Termin RG Mugabe Intemational Airport, Harare, upon payment a non - 1 - efundable fee ofUSDl0.00. General Notice 1075 of 2018. NATIONAL HANDLING SERVICES Requ est for Exp1 - ession of Interest A consultant may subrrJt only one expression of interest. Three (3) cop of Expression of Interest (EO I ) mus t be submitted in sealed envelopes clea marked with the "Expression of Interest description... The OE! must be d r op in the tender box located at the r eception area at National Handling Services H Office (NHS), First Floor. Domestic Terminal. RG Mugabe International Airp on or before 1 500 hours on 11th January . 2019. Late expressions of interest be rejected. t rainingse1vic For1he prov i sionof customerse 11> i cesexcellence to all NHS Staff 1.0 BACKGROUND INFORMATI ON National Handling Services (NHS) is a service - bas organisation providing multiple services to domestic. region and inte rn ational clients in the air ti - ansport industi - y. In li with the company's vision of providing world class grot handling services to aviation clients by 2020, the custom service trnining is earmarked to promote the theme for gre customer service which drives lon g - tenn business surviv and profita bi lity. NHS being a national su - ategic enti providing the first and last po!1 of call for airlines and t travelling public. it demands that itsservice qualitymeasur up to the world class expectations of its clients . Combin